Exhibit 99.6

CONSENT OF PERSON NAMED TO BECOME DIRECTOR

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to my being named in the Registration Statement on Form S-4 of TRTL Holding Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission, and all amendments (including post-effective amendments) thereto (the “Registration Statement”) and any related prospectus and/or proxy statement contained therein and any amendment or supplement thereto, as a person named to become a director of the Company upon the Closing (as such term is defined in the Amended and Restated Business Combination Agreement, dated February 14, 2024, by and among TortoiseEcofin Acquisition Corp. III (“TRTL”), One Energy Enterprises, Inc., a Delaware corporation, TRTL Holding Corp., a Delaware corporation and a wholly-owned subsidiary of TRTL (“Pubco”), TRTL III First Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco, and OEE Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco) and to the filing of this consent as an exhibit to the Registration Statement.

Date: May 13, 2024

/s/ Donald C. Templin
Name:	Donald C. Templin